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                               AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT, dated as of July 21, 1997 by and between PDK Labs Inc., a New York corporation, with offices at 145 Ricefield Lane, Hauppauge, NY 11788 ("PDK") and, Superior Supplements, Inc., a Delaware corporation, with offices at 270 Oser Avenue, Hauppauge, NY 11788 ("SSI").

         WHEREAS, PDK and SSI have heretofore entered into a Non-Exclusive Supply Agreement (the "Agreement"), dated as of May 14, 1996.

         WHEREAS, the Agreement contains a provision providing for the payment by PDK to SSI of an amount equal to SSI's Material Cost (as defined in the Agreement) plus fifteen percent (15%) for the Pills (as defined in the Agreement) supplied pursuant thereto, which provision the parties hereto desire to amend to provide for the payment by PDK to SSI of an amount equal to the approximate fair market value for the related Pills as agreed in the related written purchase order.

         The terms which are not defined herein shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for valid and good consideration, the parties hereto agree as follows:

         1. Section 2(a) of the Agreement shall be deleted in its entirety and shall be replaced the following language:

                    "(a) PDK will pay to SSI the approximate Fair Market Value of the Pills as shall be agreed by PDK and SSI and set forth in the related written purchase order. For purposes of this Agreement "Fair Market Value" shall mean the approximate fair market price payable to manufacturers for



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                    vitamins and/or food supplement products similar to the
                    related Pills."


         2. The following two sentences shall be inserted immediately after the first sentence of Section 4(a) of the Agreement:

                    "Such orders shall include the Fair Market Value for the related Pills, as agreed by PDK and SSI and such agreement shall be evidenced by the execution of the related written purchase order by an authorized agent of PDK and by an authorized agent of SSI. If either party fails to execute any purchase order, such purchase order shall be void and of no further effect within ten (10) business days of its receipt by SSI."

         3. Except as hereinabove amended, all of the terms and provisions of the Agreement shall remain in full force and effect.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the day and year first above written.



                                        PDK LABS INC.

                                        By: /s/ Michael Krasnoff
                                            -------------------
                                            Michael Krasnoff, President


                                        SUPERIOR SUPPLEMENTS, INC.

                                        By: /s/ Lawrence D. Simon
                                            --------------------
                                            Lawrence D. Simon, President


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